UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2017

SPHERIX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Rockefeller Plaza, 11th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 745-1374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.          Entry into a Material Definitive Agreement.

On July 18, 2017 (the “Closing Date”), Spherix Incorporated (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Laidlaw & Company (UK) Ltd. (“Laidlaw”) with respect to the issuance and sale of an aggregate of 1,250,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in a firm commitment underwritten public offering (the “Offering”) pursuant to the Underwriting Agreement. Each Share was sold for a price of $2.00 for aggregate gross proceeds of $2,500,000.

Pursuant to the Underwriting Agreement, the Company has granted Laidlaw a 45-day option to purchase up to an additional 187,500 of Shares to cover over-allotments, if any (the “Over-Allotment”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and agreements made by the parties in the Underwriting Agreement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties, and should not be deemed to be a representation, warranty or agreement to or in favor of any other party. In addition, the assertions embodied in any representations, warranties and agreements contained in the Underwriting Agreement may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or agreements were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and agreements should not be relied on as accurately representing the current state of the Company’s affairs at any time.

The Offering closed on July 24, 2017. The Offering was made pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-218216), filed with the U.S. Securities and Exchange Commission under the Securities Act, including Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 thereto, which became effective on July 18 2017.

The net proceeds of the Offering are approximately $2,114,583, after deducting the underwriting discounts and commissions (equivalent to 8% of gross proceeds) and estimated offering expenses.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 8.01   Other Events

On July 19, 2017, the Company issued a press release announcing the pricing of the Offering, and on July 24, 2017, the Company issued a press release announcing the closing of the Offering. Copies of such releases are attached as Exhibit 99.1 and Exhibit 99.2, respectively, hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of July 18, 2017, between Laidlaw & Company (UK) Ltd. and Spherix Incorporated.

99.1	Press release, dated July 19, 2017

99.2	Press release, dated July 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERIX INCORPORATED

Date: July 24, 2017	By:	/s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer